Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 24, 2024, with respect to the financial statements of SEI Alternative Income Fund, as of August 31, 2024, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 20, 2024